                                                                   Exhibit 10.24


                                 STATE OF ILLINOIS
                          ENVIRONMENTAL PROTECTION AGENCY
                               AMENDMENT NUMBER 4 TO
                              AGENCY SERVICE AGREEMENT

     In consideration of the execution of the Professional Services Agreement Number VI-8302, executed May 19, 1997 (hereinafter, "Enhanced I/M Agreement"), between the Illinois Environmental Protection Agency (hereinafter, "Agency") and Envirotest Illinois, Inc. (hereinafter, "Contractor"), whose address is 246 Sobrante Way, Sunnyvale, CA 94086, the parties hereto further agree as follows:

                                     WITNESSETH:

     WHEREAS, the Agency and the Contractor entered into the Enhanced I/M Agreement hereinabove described, pursuant to which the Agency engaged the Contractor to perform services in connection with the Illinois Vehicle Emissions Inspection Law of 1995;

     WHEREAS, the Enhanced I/M Agreement incorporates the Scope of Services for the Extension of the Vehicle Emission Test Program, dated October 31, 1990 (hereinafter, "Scope"), the License Agreement, dated October 31, 1990, the Contractor's Technical Proposal, dated September 21, 1990, and each of seven (7) Amendments subsequently entered into pursuant to the terms of the Agreement (collectively contained in Appendix 10.20 of the Enhanced I/M Agreement and hereinafter referred to as the "Basic I/M Agreement");

     WHEREAS, the Parties are desirous of clarifying the requirement to provide updated system documentation in conjunction with the implementation of each future Engineering Modification Request ("EMR") as described in Paragraph 9 of Amendment Number 6 to the Basic I/M Agreement (contained in Appendix 10.20 of the Enhanced I/M Agreement);

     WHEREAS, to reflect the further understandings and agreement of the Agency and the Contractor, the Agency and the Contractor have determined it to be in their best interests to enter into this Amendment Number 4 to the Enhanced I/M Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Henceforth, all future EMR requests, as anticipated in Paragraph 9 of Amendment 6 of the Basic I/M Agreement, shall only be initiated by either the Agency Program Manager or the Contractor General Manager. EMR requests shall be submitted in writing. At a minimum, the EMR shall consist of a clear and concise description of the system change proposed, the initiator's basis for the change and shall specify the program benefits to be achieved by the proposed change. Each EMR request shall also include an identification of updated system documentation that the initiating party believes should be prepared and incorporated into the system documentation set. The updating of system documentation may be accomplished solely by change page updates. If both the system change and the identification of updated system documentation is mutually agreed upon, then the

     Contractor shall implement the system change within 90 days after the date the EMR request is mutually agreed upon (unless alternate schedules are agreed to) and shall update the agreed system documentation within 60 days after the date the EMR request is mutually agreed upon (unless alternate schedules are agreed to).

     If, however, the Agency and Contractor cannot agree upon all of the system documents to be updated as a result of the system change, but the system change itself and minimal system documentation updates are mutually agreed upon, the Contractor shall proceed to implement the system change within 90 days after the date of such agreement and provide the Agency with these mutually agreed upon updates to system documentation within 60 days after acceptance of the EMR requests.

     For those system documents which the Agency and the Contractor disagree need to be updated, this disagreement shall be deemed a dispute, and shall be resolved utilizing the dispute resolution process of Section 6.10 of the Scope of Services portion of Appendix 10.20 of the Enhanced I/M Contract.

              (The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 4 to the Enhanced I/M Agreement this 19th day of February, 1998, and have agreed that it shall become a part of the Agency Service Agreement Number VI-8302 as evidenced by the signatures of their duly authorized representatives as affixed below.

ENVIROTEST ILLINOIS, INC.               ILLINOIS ENVIRONMENTAL
                                        PROTECTION AGENCY

BY /s/ Richard P. Webb                  BY /s/ Mary A. Gade
   -------------------------------         -------------------------------
   Richard P. Webb                         Mary A. Gade, Director
   Executive VP & COO
   January 22, 1998
                                        INTRA-AGENCY CONCURRENCE:

                                        /s/ Elizabeth R. Tracy
                                        ----------------------------------
                                        Division Manager


                                         [ILLEGIBLE]
                                        ----------------------------------
                                        Manager of Administration


                                         [ILLEGIBLE]
                                        ----------------------------------
                                        General Counsel




                                         -3-